Execution Version

EXHIBIT 2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE or TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SENIOR CONVERTIBLE PREFERRED SHARES

of

Uxin Limited

Dated July 12, 2021

Warrant to Purchase 240,314,593 Senior Convertible Preferred Shares (subject to adjustment)

THIS CERTIFIES THAT, for value received, Abundant Grace Investment Limited, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Uxin Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), senior convertible preferred shares of the Company, par value of US$0.0001 per share (the “Shares” or “Warrant Share”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the share subscription agreement, dated June 14, 2021, by and among the Company, the Holder and another party described therein (the “Subscription Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1.             Number and Price of Shares; Exercise Period.

(a)           Number of Shares. The Holder shall have the right to purchase up to 240,314,593 Shares, as may be adjusted pursuant hereto prior to the expiration of this Warrant.

(b)           Exercise Price. The exercise price per Share shall be the equivalent of $0.3433 per Share, subject to adjustment pursuant hereto (the “Exercise Price”), and the aggregate Exercise Price for all Shares issuable under this Warrant is up to $82,500,000.

(c)           Exercise Period. This Warrant shall be exercisable, at the option of the Holder, at any time and from time to time on or prior to 5 p.m. (New York City time) of January 12, 2023) (the “Expiration Date”) for all or any part of the Shares (but not for a fraction of a Share) which may be purchased hereunder.

Any portion of this Warrant not exercised prior to or on the Expiration Date shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding immediately following the Expiration Date.

2.             Exercise of the Warrant.

(a)           Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, at any time and from time to time before the Expiration Date, in accordance with Section 1, by:

(i)            delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (ore-mail attachment) of a notice of exercise in the form of EXHIBIT A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder; and

(ii)           the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Business Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(b)           Share Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date but in no event within three (3) Business Days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same (i) a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for that number of Shares issuable upon such exercise and (ii) a scan copy of an extract of the register of members of the Company reflecting the Holder’s ownership of the Shares, duly certified by the registered agent of the Company.

(c)           Amendment of Warrants. If this Warrant is partially exercised, at the request of the Holder and upon surrender of this Warrant certificate, the Company shall, as promptly as reasonably practicable on or after such request date but in no event within three (3) Business Days after such date, issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

(d)           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e)           Reservation of Shares. The Company agrees, during the term the rights under this Warrant are exercisable, to reserve, free from preemptive rights or any other contingent purchase rights of persons other than the Holder, and keep available from its authorized and unissued Shares for the purpose of effecting the exercise of this Warrant such number of Shares as shall be sufficient to effect the exercise of the rights under this Warrant, and for issuance and delivery upon conversion of the Shares, such number of Class A Ordinary Shares/ADSs or such other share capital of the Company (collectively the “Issuable Securities”). All Issuable Securities shall be duly authorized and, when issued upon such exercise or conversion, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions, and free and clear of all preemptive and similar rights, other than transfer restrictions imposed by applicable securities laws and provisions under the current Memorandum and Articles of the Company. The Company will take all such action as may be necessary to assure that such Issuable Securities shall be issued as provided herein without violation of any applicable law.

(f)            No Setoff. To the extent permitted by law, the Company’s obligations to issue and deliver Shares in accordance with and subject to the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon exercise of the Warrant as required pursuant to the terms hereof.

3.             Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.             Transfer of the Warrant.

(a)           Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and all applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon the delivery to the Company or its designated agent of PDF copies submitted by e-mail (or e-mail attachment) of this Warrant (or an amended Warrant issued to the Holder pursuant to Section 2(c) above to the Company) and a written assignment (the “Assignment Form”) of this Warrant substantially in the form attached hereto as EXHIBIT B duly executed by the Holder or its agent or attorney delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(b)           Exchange of the Warrant upon a Transfer. On delivery of this Warrant (or an amended Warrant issued to the Holder pursuant to Section 2(c) above) and a properly endorsed Assignment Form (and other documents set forth in Section 5) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company shall issue to on the order of the Holder a new warrant of like tenor, in the name as the Holder may direct (on payment by the Holder of any applicable transfer taxes), for the number of Shares issuable upon exercise of such warrant, as indicated in the Assignment Form. If the Holder transfers only part of this Warrant, an amended Warrant representing the remaining number of Shares purchasable thereunder after such partial transfer of this Warrant shall be issued to the Holder at the same time.

(c)           Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or entry thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

5.             Certain Agreements on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, subject to the provisions in Section 4, the Holder agrees to comply with the following:

(a)           Transfers. Any transfer of this Warrant or the Shares issuable upon exercise hereof (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i)             If there is then in effect a registration statement under the Securities Act covering such proposed disposition, such disposition is made in accordance with such registration statement, or

(ii)            (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a description of the manner and circumstances of the proposed disposition, and (B) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.

Notwithstanding anything to the contrary herein, if the Securities are sold, assigned, transferred or otherwise disposed of (i) pursuant to an effective registration statement under the Securities Act, or (ii) in a public sale in accordance with Rule 144 under the Securities Act, none of the transfer restrictions herein shall apply.

(b)           Securities Law Legend. Each certificate, instrument or book entry representing the Securities shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(c)           Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(d)           Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(b) notated on any certificate evidencing the Shares and the share transfer instructions and record notations with respect to such Securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such Securities (to the extent the Securities are certificated), if (i) such Securities are registered under the Securities Act, or (ii) the Company has obtained the opinion of an outside counsel that a sale or transfer of such Securities may be made without registration, qualification or legend.

(e)           No Transfers to Bad Actors; Notice of Bad Actor Status. Except in the case of a public sale pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act, the Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any Securities, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those Securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. As long as it remains a holder of the Warrant, the Holder will promptly notify the Company in writing if the Holder becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(f)            Encumbrance. For avoidance of any doubt, the Holder and its Affiliate may directly or indirectly, place any charge, mortgage, lien, pledge, restrictions, security interest or other encumbrance in respect of this Warrant and the Shares issuable upon exercise hereof in connection with the Holder’s (or any of its Affiliates’) margin loans, collars, derivative transactions or other such downside protection transactions to be entered into on or after the date hereof by the Holder (or any of its Affiliates), and the beneficiary of such transaction (the “Beneficiary”) will be entitled to foreclose or enforce following default by the Holder or its Affiliates, including sell (or instruct its agent to sell) the Securities, provided that such Beneficiary shall be bound by the Holder’s obligations in Section 5 of this Warrant to the same extent as if such Beneficiary were an original Holder.

6.            Adjustments. Subject to the expiration of this Warrant, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)           Business Combination. In case of the approval of any shareholders of the Company shall be required in connection with any reclassification of the Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Shares are converted into other securities, cash or property, the Holder’s right to receive the Shares issuable upon exercise hereof shall be converted into the right to exercise this Warrant to acquire the number of shares or other securities or property (including cash) which the Shares issuable (at the time of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange) upon exercise hereof immediately prior to such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange would have been entitled to receive upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares or other securities or property pursuant to this Section 6(a). If and to the extent that the holders of Shares have the right to elect the kind or amount of consideration receivable upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, then the consideration that the Holder shall be entitled to receive upon exercise of this Warrant shall be specified by the Holder, which specification shall be made by the Holder by the later of (i) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Shares, and (ii) the last time at which the holders of Shares are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Shares that are not affiliated with the Company (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, all references to “Shares” herein shall be deemed to refer to the consideration to which the Holder is entitled pursuant to this Section 6(a).

(b)           Reclassification of Shares. If the Shares issuable upon exercise hereof are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)           Subdivisions and Combinations. In the event that the outstanding Shares are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise hereof immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding Shares are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise hereof immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)           Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

(e)           No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of Shares issuable or any shares and kind of securities purchasable upon exercise of this Warrant.

7.             No Rights as a Shareholder. Nothing contained herein shall entitle the Holder to any rights as a shareholder of the Company or to be deemed the holder of any securities that may at any time be issuable upon exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a shareholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

8.             Miscellaneous.

(a)           Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 8(a) shall be binding upon each Holder, each future holder of such Warrant and the Company.

(b)           Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)           Notices. The notice provision under Section 9.01 in the Subscription Agreement shall apply mutatis mutandis to this Warrant.

(d)           Governing Law; Arbitration; Specific Performance. The governing law, arbitration and specific performance provision under Sections 9.08, 9.09 and 9.13 in the Subscription Agreement shall apply mutatis mutandis to this Warrant.

(e)           Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f)            Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g)           Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(h)           Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(i)            Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) and other Transaction Documents (as such term is defined in the Subscription Agreement) constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matters hereof and thereof, and supersede all prior agreements and understandings relating to the subject matters hereof and thereof.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

(k)           Counterparts. This Warrant may be executed by way of electronic signatures and this Warrant, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(signature pages follow)

The Company and the Holder sign this Warrant as of the date stated on the first page.

Uxin Limited

By:	/s/ Kun Dai
Name: Kun Dai
Title: Director

[Signature Page to Warrant to Purchase Senior Convertible Preferred Shares of Uxin Limited]

AGREED AND ACKNOWLEDGED,

Abundant Grace Investment Limited

By:	/s/ Wei Mao
Name: Wei Mao
Title: Director

[Signature Page to Warrant to Purchase Senior Convertible Preferred Shares of Uxin Limited]

EXHIBIT A

NOTICE OF EXERCISE

TO:	Uxin Limited (the “Company”)
Attention:	Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:
Type of security:

(2)	Share. Please make a book entry and, if the shares are certificated, issue a certificate or certificates representing the shares in the name of:

☐	The undersigned
☐	Other—Name:

Address:

(3)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account without violation of applicable securities laws.

(4)	Consent to Receipt of Electronic Notice. The undersigned consents to the delivery of any notice to shareholders given by the Company by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company.

A-1

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

A-2

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:
COMPANY:	UXIN LIMITED
WARRANT:	THE WARRANT TO PURCHASE SENIOR CONVERTIBLE PREFERRED SHARES ISSUED ON [INSERT DATE] (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:
Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Uxin Limited, maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account without violation of applicable securities laws.

(4)	No “Bad Actor” Disqualification. Neither (i) Assignee, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s securities held or to be held by Assignee is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act of 1933, as amended (the “Securities Act”), except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer of the Securities, in writing in reasonable detail to the Company.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

B-1

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

B-2